Exhibit 99.1

Primary contact: Brooks O’Neil, 952-239-7677 (brooks@whiteoaksir.com)

FOUNDATION HEALTHCARE EXPECTS $125-$127.5 MILLION IN REVENUE UP 19% YEAR-OVER-YEAR AND $0.30-$0.34 EPS, FOR FY 2015; COMPANY TO HOST FOURTH QUARTER AND FISCAL YEAR 2015 FINANCIAL RESULTS CONFERENCE CALL WEDNESDAY, MARCH 16

OKLAHOMA CITY, March 7, 2016 – Foundation HealthCare (FDNH), which is an owner and operator of surgical hospitals, announced today it has scheduled a conference call for Wednesday, March 16 at 4:30 p.m. EST (3:30 p.m. CST), to discuss its operating results for the fourth quarter and year ended December 31, 2015. The Company plans to report its final operating results earlier the same day. Preliminary net income per share attributable to Foundation Healthcare common stock is expected to be $0.30 to $0.34 for 2015 compared to a net loss per share of $0.12 in 2014. Preliminary net revenues and earnings from affiliates for 2015 are expected to be $125.0 million to $127.5 million, an increase of more than 19% over the prior year. Revenue growth has been primarily fueled by expanded ancillary services. The Company expects a strong revenue and earnings growth in 2016 as a result of the continued execution of core strategies and the inclusion of the newest hospital in Houston, which was acquired at the end of 2015.

Foundation’s CEO, Stanton Nelson, and CFO, Hugh King, will host the conference call on Wednesday, March 16. Investors can participate by phone, or listen to the call via audio webcast as follows:

Via phone

Please dial the toll free number, 888-348-6454, at 4:30 p.m. EST (3:30 p.m. CST) and ask to join the Foundation HealthCare earnings call. At the conclusion of the call, a replay will be available until March 30, 2016. To access the replay of the call dial 877-870-5176 and provide the participant passcode 10082263.

Via webcast

The conference call will also be broadcast live at the investor relations section of the Company’s website at www.fdnh.com.

About Foundation Healthcare

Headquartered in Oklahoma City, Okla., Foundation HealthCare owns and/or operates four surgical hospitals and ten surgery centers in seven states. Physicians who operate in our facilities

14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com

currently provide general surgeries and surgeries in such specialties as orthopedics, neurosurgery, pain management, podiatry, gynecology, optometry, gastroenterology and pediatric ENT (tubes/adenoids).

Foundation HealthCare’s management seeks to operate each facility efficiently and effectively such that patients receive high quality, cost effective care. The Foundation team seeks to improve the performance of each hospital by recruiting physicians to operate in its facilities and incorporating additional ancillary services in their markets. These additional service lines, such as toxicology, wound care, sleep management, radiology and imaging, truly make the Foundation specialty hospital environment unique.

The Company is also an industry leading ASC management and development company focused on partnering with physicians and employees to create an outstanding patient experience, while maximizing partner and shareholder value.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on the Company’s current expectations, forecasts and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the Company’s expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the risk that Company will maintain enough liquidity to execute its business plan, continue as a going concern and other risks including those enumerated and described in the Company’s filings with the Securities and Exchange Commission, which filings are available on the SEC’s website at www.sec.gov. Unless otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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14000 N. Portland Ave., Suite 200, Oklahoma City, OK 73134

www.FDNH.com